EMPLOYMENT AGREEMENT
                              --------------------



     AGREEMENT made as of May 9, 1997, between DESIGNS, INC., a Delaware corporation with an office at 66 B Street, Needham, Massachusetts, 02194 (the "Company"), and CAROLYN FAULKNER, residing at 252 Main Street, West Newbury, Massachusetts 01985 (the "Executive").



                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company desires that Executive be employed to serve in a senior executive capacity with the Company, and Executive desires to be so employed by the Company, upon the terms and conditions herein set forth.


     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

     1.   EMPLOYMENT
          ----------

          The Company hereby employs Executive and Executive hereby accepts such employment, subject to the terms and condition herein set forth. Executive shall hold the office of Vice President, Chief Financial Officer reporting to the Chief Executive Officer of the Company (the "Chief Executive Officer").

     2.   TERM
          ----

          The initial term of employment under this Agreement shall begin on the date hereof (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other ninety
(90) days prior written notice of its intent not to renew this Agreement.

     3.   COMPENSATION
          ------------

     As compensation for the employment services to be rendered by Executive hereunder, including all services as an officer of the Company and any of its subsidiaries and affiliates, the Company agrees to pay, or cause to be paid, to Executive, and Executive agrees to accept, payable in equal installments in accordance with Company practice, an initial annual salary of $210,000. Executive's annual salary hereunder for the remaining years of employment shall be determined by the Compensation Committee of the Board of Directors in its sole discretion; provided, however, that Executive's salary shall be increased each year effective as of the first day of the Company's fiscal year and commencing with the beginning of fiscal 1998, by at least the percentage increase, if any, in the cost of living shown on the Consumer Price Index for all items in the Boston, Massachusetts Area (published by the Bureau of Labor Statistics of the United States Department of Labor) ("CPI) between the first day of the immediately preceding calendar year and the last day of that same year, first such adjustment to occur on January 1, 1998. By way of example, on January 1, 1998 the adjustment will be computed by multiplying the Executive's base salary in effect during fiscal 1997 by the percentage increase in the CPI from January 1, 1997 to February 1, 1998. In addition, Executive shall be entitled to bonuses from time to time in such amounts as may be determined by the Compensation Committee of the Board of Directors in its sole discretion.

     4.   EXPENSES
          --------

          The Company shall pay or reimburse Executive, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Executive in connection with her employment hereunder. Executive shall comply with such restrictions and shall keep such records as the Company may deem necessary to meet the requirements of the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

     5.   OTHER BENEFITS
          --------------

          (a) Executive shall be entitled to such vacations and to participate in and receive any other benefits customarily provided by the Company to its senior management personnel (including any bonus, profit sharing, pension, 401(k), short and long-term disability insurance, hospital, major medical insurance and group life insurance plans in accordance with the terms of such plans) and including stock option and/or stock purchase plans, all as determined from time to time by the Compensation Committee of the Board of Directors of the Company.

          (b) The Company shall, during the term of Executive's employment hereunder, provide Executive with a full size automobile for her use in performing her employment duties and obligations hereunder, including maintenance of and fuel for such automobile.

     6.   DUTIES
          ------

          (a) Executive shall perform such duties and functions as the Chief Executive Officer and the Board of Directors of the Company shall from time to time determine and Executive shall comply in the performance of her duties with the policies of, and be subject to the direction of, the Chief Executive Officer and/or the Board of Directors. Executive shall serve as an officer of the Company without further compensation.

At the request of the Chief Executive Officer and/or the Board of Directors, Executive shall serve, without further compensation, as an executive officer of any subsidiary or affiliate of the

Company and, in the performance of such duties, Executive shall comply with the policies of the Board of Directors of each such subsidiary or affiliate.

          (b) During the term of this Agreement, Executive shall devote substantially all of her time and attention, vacation time and absences for sickness excepted, to the business of the Company, as necessary to fulfill her duties. Executive shall perform the duties assigned to him with fidelity and to the best of her ability. Notwithstanding anything herein to the contrary, Executive may engage in other activities so long as such activities do not unreasonably interfere with Executive's performance of her duties hereunder and do not violate Section 9 hereof.

          (c) Nothing in this Section 6 or elsewhere in this Agreement shall be construed to prevent Executive from investing or trading in nonconflicting investments as he sees fit for her own account, including real estate, stocks, bonds, securities, commodities or other forms of investments.

          (d) The principal location at which the Executive shall perform her duties hereunder shall be at the Company's offices in Needham, Massachusetts or at such other location as may be designated from time to time by the Board of Directors of the Company; provided that if the principal location of Executive's duties is transferred from Needham, Massachusetts, the new principal location of Executive's duties shall not be transferred beyond a 15-mile radius of Needham, Massachusetts without Executive's consent. Notwithstanding, the foregoing, Executive shall perform such services at such other locations as may be required for the proper performance of her duties hereunder, and Executive recognizes that such duties may involve travel.

     7.   TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION
          ------------------------------------------------

          (a) Executive's employment hereunder may be terminated at any time upon written notice from the Company to Executive:

               (i) upon the determination by the Chief Executive Officer and the Board of Directors that Executive's performance of her duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon thirty (30) days' prior written notice to Executive; or

               (ii) upon the determination by the Chief Executive Officer and the Board of Directors that there is justifiable cause (as hereinafter defined) for such termination upon ten (10) days' prior written notice to Executive.

          (b)  Executive's employment shall terminate upon:

               (i)  the death of Executive; or

               (ii) the "disability" of Executive (as hereinafter defined pursuant to subsection (c) herein) pursuant to subsection
                    (f) hereof.

          (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, substantially to perform her duties for a period of three
(3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement, as reasonably determined by the Chief Executive Officer and the Board of Directors of the Company after examination of Executive by an independent physician reasonably acceptable to Executive.

          (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated willful failure or refusal to perform any of the duties pursuant to this Agreement where such conduct shall not have ceased within 30 days following written warning from the Company; Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Executive's performance of any act or her failure to act, for which if Executive were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries or affiliates, or which would constitute a felony in the jurisdiction involved, would have occurred; any unauthorized disclosure by Executive to any person, firm or corporation other than the Company, its subsidiaries or affiliates and their respective directors, officers and employees (or other persons fulfilling similar functions), of any confidential information or trade secret of the Company or any of its subsidiaries or affiliates; any attempt by Executive to secure any personal profit in connection with the business of the Company or any of its subsidiaries and affiliates; or the engaging by Executive in any business other than the business of the Company and its subsidiaries and affiliates which unreasonably interferes with the performance of her duties hereunder. Upon termination of Executive's employment for justifiable cause, this Agreement shall terminate immediately and Executive shall not be entitled to any amounts or benefits hereunder other than such portion of Executive's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of her termination of employment.

          (e) If Executive shall die during the term of her employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Executive shall thereupon be entitled to receive such portion of Executive's annual salary and reimbursement of expenses pursuant to Section 4 as has been accrued through the date of her death. If Executive's death shall occur while he is on Company business, the estate of Executive shall be entitled to receive, in addition to the other amounts set forth in this subsection (e), an amount equal to one-half her then annual salary.

          (f) Upon Executive's "disability", the Company shall have the right to terminate Executive's employment. Notwithstanding any inability to perform her duties,

Executive shall be entitled to receive her compensation (including bonus, if any) and reimbursement of expenses pursuant to Section 4 as provided herein until he begins to receive long-term disability insurance benefits under the policy provided by the Company pursuant to Section 5 hereof. Any termination pursuant to this subsection (f) shall be effective on the later of
(i) the date 30 days after which Executive shall have received written notice of the Company's election to terminate or (ii) the date he begins to receive long-term disability insurance benefits under the policy provided by the Company pursuant to Section 5 hereof.

         (g) Notwithstanding any provision to the contrary contained herein, in the event that Executive's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, or in the event the Company shall fail to renew this Agreement at any time within two years following the effective date of a Change in Control of the Company, the Company shall upon such termination, immediately pay (i) Executive, in a lump sum, an amount equal to the greater of (1) one-twelfth of the Executive's then annual salary multiplied by the number of months in the remaining term of this Agreement or (2) a sum equal to her then annual salary multiplied by two years (such period being hereinafter referred to as the "Severance Period"), which amount shall be in lieu of any and all other payments due and owing to the Executive under the terms of this Agreement (other than any payments constituting reimbursement of expenses pursuant to Section 4 hereof), and (ii) continue to allow Executive to participate, at the Company's expense, in the Company's health insurance and disability insurance programs, to the extent permitted under such programs, during the Severance Period (collectively, the "Severance Payments"). For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          (h) Notwithstanding any provision to the contrary contained herein, in the event the Company elects not to renew this Agreement (other than within two years following a change in Control of the Company, which is covered in
Section 7(g) above) the Company will
pay Executive a severance payment equal to the greater of (i) two months' salary plus 1/6 of Executive's bonus, if any, relating to the most recently completed fiscal year, for each year Executive has been employed by the Company or (ii) one year's annual salary.

          (i) Executive may terminate her employment at any time upon 30 days' prior written notice to the Company. Upon Executive's termination of her employment hereunder or her election not to renew this Agreement, this Agreement (other than Sections 4, 7, 9, 10, 11 and 12, which shall survive, if at all, in accordance with their terms) shall terminate, provided however, that
Section 9 shall not survive such termination unless the Company pays to Executive during the Severance Period the Severance Payments. In such event, Executive shall be entitled to receive such portion of Executive's annual salary and bonus, if any, as has been accrued to date. Executive shall be entitled to reimbursement of expenses pursuant to Section 4 hereof and to participate in the Company's benefit plans to the extent participation by former employees is required by law or permitted by such plans, with the expense of such participation to be as specified in such plans for former employees.

          (j) If, in connection with a change of ownership or control of the Company or a change in ownership of a substantial portion of the assets of the Company (all within the meaning of Section 28OG(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), an excise tax is payable by Executive under Section 4999 of the Code, then the Company will pay to the Executive additional compensation which will be sufficient to enable Executive to pay such excise tax as well as the income tax and excise tax on such additional compensation, such that, after the payment of income and excise taxes, Executive is in the same economic position in which he would have been if the provisions of Section 4999 of the Code had not been applicable. The additional compensation required by this Section 7(j) will be paid to Executive promptly after the date or dates on which the amount of such additional compensation is determinable, in whole or in part.

          (k) Upon the resignation of this Executive Officer in any capacity that resignation will be deemed to be a resignation from all offices and positions that that person holds with respect to the Company and any of its subsidiaries and affiliates.

     8.   REPRESENTATION AND AGREEMENTS OF EXECUTIVE
          ------------------------------------------

          (a) Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of her duties hereunder.

          (b) Executive agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of Executive, and any other type of insurance or fringe benefit as the Company shall determine from time to time to obtain.

     9.   NON-COMPETITION
          ---------------

          (a) Executive agrees that during her employment by the Company and during the one year period following the termination of Executive's employment hereunder, (the Non-Competitive Period"), Executive shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business which is competitive with, products or services of the Company or any of its subsidiaries and affiliates, in any geographic area in the United States of America where, at the time of the termination of her employment hereunder, the business of the Company or any of its subsidiaries and affiliates was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. In addition, Executive shall not notify directly or indirectly, during the Non-Competitive Period, request or cause any suppliers or customers with whom the Company or any of its subsidiaries and affiliates has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries and affiliates of solicit, interfere with or entice from the Company any employee (or former employee) of the Company.

          (b) If any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

          (c) Executive acknowledges that the Company conducts business throughout the United States, that its sales and marketing prospects are for continued expansion throughout the United States and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company and its subsidiaries and affiliates. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of the territorial or time limitation to the area or period which such court shall deem reasonable.

          (d) The existence of any claim or cause of action by Executive against the Company or any subsidiary or affiliate shall not constitute a defense to the enforcement by the Company or any subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

          (e) In the event Executive's employment with the Company terminates for any reason other than (i) the Company's failure to renew this Agreement or
(ii) termination by the Company within two years following a Change in Control of the Company, the Company and Executive agree that in consideration of the severance payment made to Executive, Executive shall be available during the Non-Competitive Period to advise and consult with the Board of Directors, the President and other officers of the Company and its subsidiaries and affiliates with respect to the affairs of the Company and its subsidiaries and affiliates on a part-time basis, in response to requests for such advisory and consulting services by the Board of Directors, or other officers of the Company or its subsidiaries and affiliates, subject to the conditions that (i) such services shall be performed within the United States of America, (ii) Executive shall not be required to devote a major portion of her time to such services, (iii) such services shall not unreasonably interfere with the performance of other employment or consulting duties Executive may have, (iv) Executive shall not be required to perform such services during usual vacation periods and reasonable periods of illness or other incapacitation, (v) such services shall be performed at times and places as shall be chosen by Executive, and which will result in the least inconvenience to Executive, and (vi) all other provisions of this Section 9 shall apply.
The Company shall reimburse Executive for actual out-of-pocket expenses incurred in rendering the services performed by Executive upon the request of the Board of Directors, or other officers of the Company or its subsidiaries or affiliates, payable at the end of each month during such period. Notwithstanding the foregoing, in the event that Executive seeks full-time employment with a third party and such third party will not accept Executive's services for as long as he is committed under this subsection (e) to provide consulting services to the Company, then if the Board of Directors of the Company determines in its reasonable discretion that Executive's employment with the third party will not cause him to breach the provisions of Section 9 of this Agreement (other than this subsection (e)) and Executive provides the Board of Directors with a letter signed by the third party stating that such third party will not accept Executive's services as described above, the provisions of this subsection (e) shall immediately terminate and be of no further force or effect.

          (f) Notwithstanding anything herein to the contrary, this Section 9 shall automatically terminate if the Company elects not to renew this Agreement, if the Company terminates Executive's employment within two years following the effective date of a Change in Control of the Company, or if the Company fails to make any payments due to Executive under Sections 7(g), 7(h), 7(i) or 9(e).

          10.  INVENTIONS AND DISCOVERIES
               --------------------------

          (a) Upon execution of this Agreement and thereafter Executive shall promptly and fully disclose to the Company, and with all necessary detail for a complete understanding of the same, all existing and future developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and Methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Executive (whether or not at the request or upon the suggestion of the Company) during the period of her employment with, or rendering of advisory or consulting services to, the Company or any of its subsidiaries and affiliates, solely or jointly with others in or relating to any activities of the Company or its subsidiaries and affiliates known to him as a consequence of her employment or the rendering of advisory and consulting services hereunder (collectively the "Subject Matter").

          (b) Executive hereby assigns and transfers, and agrees to assign and transfer, to the Company) all her rights, title and interest in and to the Subject Matter, and Executive further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to the Company. Executive shall assist the Company in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice and at mutually convenient times, and Executive agrees to testify in any prosecution or litigation involving any of the Subject Matter; provided, however, that Executive shall be compensated in a timely manner at the rate of $1,500 per day (or portion thereof), plus out-of-pocket expenses incurred in rendering such assistance or giving or preparing to give such testimony if it is required after the Severance Period.

          11.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
               ------------------------------------------

          (a) Executive shall not, during the term of this Agreement, or at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in the regular course of her duties (including without limitation disclosures to the Company's advisors and consultants) or is required by law (in which case Executive shall give the Company prior written notice of such required disclosure) or with the prior written consent of the Board of Directors of the Company), to any person, firm or corporation, any confidential information acquired by him during the course of, or as an incident to, her employment or the rendering of her advisory or consulting services hereunder, relating to the Company or any of its subsidiaries and affiliates, the directors of the Company or its subsidiaries and affiliates, any client of the Company or any of its subsidiaries and affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this Section 11(a) by Executive.

          (b) All information and documents relating to the Company and its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company, and Executive shall use commercially reasonable best efforts to prevent any publication or disclosure thereof.
Upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof then in Executive's possession or control shall be returned and left with the Company.

     12.  SPECIFIC PERFORMANCE
          --------------------

          Executive agrees that if he breaches, or threatens to commit a breach of, any of the provisions of Sections 9, 10 or 11 (the "Restrictive Covenants"), the Company shall have, in addition to, and not in lieu of, any other rights and remedies available to the Company under law and in equity, the right to have the Restrictive Covenants specifically enforced by an court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Notwithstanding the foregoing, nothing herein shall constitute a waiver by Executive of her right to contest whether a breach or threatened breach of any Restrictive Covenant has occurred.

     13.  AMENDMENT OR ALTERATION
          -----------------------

          No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

     14.  GOVERNING LAW
          -------------

          This Agreement shall be governed by, and construed and enforced in accordance with the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

     15.  SEVERABILITY
          ------------

          The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     16.  NOTICES
          -------

          Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or courier, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or at the expiration of three days in the event of a mailing.

     17.  WAIVER OR BREACH
          ----------------

          It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed as a waiver of any subsequent breach by that same party.

     18.  ENTIRE AGREEMENT AND BINDING EFFECT
          -----------------------------------

          This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns.

     19.  SURVIVAL.
          --------

          Except as otherwise expressly provided herein, the termination of Executive's employment hereunder or the expiration of this Agreement shall not affect the enforceability of Sections 4, 7, 9, 10, 11 and 12 hereof.

     20.  FURTHER ASSURANCES
          ------------------

         The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     21. HEADINGS
         --------

          The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

     22.  COUNTERPARTS
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the date and year first above written.


                     DESIGNS, INC.

                     By:  /s/ SCOTT N. SEMEL
                          _____________________
                          Scott N. Semel
                          Executive Vice President


                          /s/ CAROLYN FAULKNER
                          _____________________
                          Carolyn Faulkner